Exhibit 99.1

SideChannel Reports Third Quarter Results

Financial results conference call on Wednesday, August 13 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / August 13 , 2025 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leading provider of cybersecurity services and technology to emerging and middle market companies, today announced its financial results for the third quarter of the fiscal year ended September 30, 2025.

Fiscal Year 2025 Third Quarter Highlights

●	Revenue of $1.8 million; $70 thousand or 3.8% less than Fiscal Year (“FY”) 2024 third quarter revenue.
●	Gross margin of 47.0%; 190 bps lower than 48.9% for FY 2024 third quarter.
●	Operating expenses increased $47 thousand, or 4.5%, compared to FY 2024 third quarter.
●	Net loss of $261 thousand or $0.00 per share versus a net loss of $146 thousand or $0.00 per share in FY 2024 third quarter.
●	Cash, cash equivalents, and short-term investments decreased by $46 thousand from September 30, 2024, to an ending balance of $1.2 million at June 30, 2025.
●	Trailing twelve-month revenue was $7.5 million as of June 30, 2025.
●	Trailing twelve-month revenue retention was 61.4% as of June 30, 2025.

Summary of Fiscal Year 2025 Year to Date Results (Nine Months Ended June 30, 2025)

●	Revenue of $5.6 million; $69 thousand or 1.3% more than FY 2024.
●	Gross margin of 47.5%; equal to FY 2024.
●	Operating expenses decreased $103 thousand, or 3.1%, compared to FY 2024.
●	Net loss of $510 thousand or $0.00 per share versus a net loss of $645 thousand or $0.00 per share in FY 2024.

Management Comments

Commenting on the results for the quarter ended June 30, 2025, Brian Haugli, President and Chief Executive Officer of SideChannel, said, “Enclave, our Zero Trust software platform, is gaining strong traction with two Department of Defense clients already onboard and clear opportunities to expand both within these organizations and into additional DoD agencies. We are focused on building on this momentum to capture more of this high-value market.”

Haugli continued, “At DEFCON 33, we also launched our Insider Threat program, led by Vice President Lauren Trujillo, which leverages Enclave’s Zero Trust capabilities to help clients identify, contain, and mitigate risks from within their organizations. Early client interest has been encouraging, and we see this as a powerful complement to Enclave’s broader security benefits.”

“With growing adoption in critical markets and an expanded vCISO services portfolio, we are well positioned to modernize and strengthen the cybersecurity defenses of our clients while driving long-term growth for SideChannel.”

SideChannel will host a conference call on August 13, 2025, at 4:30 P.M. Eastern Time to discuss its third quarter results and provide an update on the Company’s initiatives.

CALL INFORMATION

Date:	Wednesday August 13, 2025, at 4:30 P.M. Eastern Standard Time.

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 229937

A webcast of the call will also be available: https://www.webcaster4.com/Webcast/Page/2071/51582

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s Form 10-Q for the quarter ended June 30, 2025, was filed with the Securities and Exchange Commission and is available at https://investors.sidechannel.com/sec-filings.

Financial tables follow.

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$1,776	$1,846	$5,578	$5,509
Cost of revenues	941	944	2,928	2,894
Gross profit	835	902	2,650	2,615

Operating expenses
General and administrative	715	778	2,030	2,336
Selling and marketing	242	137	736	562
Research and development	146	141	419	390
Total operating expenses	1,103	1,056	3,185	3,288
Operating loss	(268)	(154)	(535)	(673)

Other income, net	9	8	31	29
Net loss before income tax expense	(259)	(146)	(504)	(644)

Income tax expense	2	-	6	1
Net loss	$(261)	$(146)	$(510)	$(645)
Net loss per common share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	231,229,054	225,032,119	228,380,169	220,770,171

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2025	September 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,149	$1,045
Short-term investments	100	250
Accounts receivable, net	759	732
Deferred costs	15	150
Prepaid expenses and other current assets	453	385
Total current assets	2,476	2,562

Fixed assets	20	33
Goodwill	1,356	1,356
Total assets	$3,852	$3,951

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$530	$729
Deferred revenue	882	515
Income taxes payable	4	3
Total current liabilities	1,416	1,247

Total liabilities	1,416	1,247

Commitments and contingencies (Note 14)

Common stock, $0.001 par value, 681,000,000 shares authorized; 231,229,054 and 225,975,331 shares issued and outstanding as of June 30, 2025, and September 30, 2024	231	226
Additional paid-in capital	22,558	22,321
Accumulated deficit	(20,353)	(19,843)
Total stockholders’ equity	2,436	2,704
Total liabilities and stockholders’ equity	$3,852	$3,951

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in one financial institution at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.